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                                                       Exhibit 10(a)

                              REAL ESTATE SALES CONTRACT

      THIS CONTRACT, made as of this 30th day of June, 1997, by and between American Family Homes, Inc. ("Seller") and Deer Valley Limited Liability Company, or assigns ("Purchaser").

                                      WITNESSETH:

      NOW, THEREFORE, in consideration of the mutual covenants of Seller and Purchaser and for other good and valuable consideration, the receipt and sufficiency of which Seller acknowledges, Seller and Purchaser agree as follows:

      1. Agreement of Sale and Purchase. Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller, in fee simple absolute, under terms and conditions set forth below, all that parcel of land containing 373.663 acres located on the West side of Middletown Road and the East side of Mill Hill Road, Charles County, Maryland, and known as the Middletown Property, hereinafter collectively referred to as the Property, more particularly described and shown as Exhibit A, attached hereto and made a part hereof.

      2. Purchase Price. The Purchase Price for the Property is Three Million Dollars ($3,000,000.00) (the "Purchase Price"), which Purchase Price shall be paid by Purchaser's assumption of Seller's obligations under the loan documents evidencing and securing that certain loan (the "Loan") in the original principal amount of $4,000,000.00, made by Banco Popular de Puerto Rico (the "Lender") to Seller on or about December 5, 1995. The Loan is secured by, inter alia, the Property.

      3. Payment of Purchase Price. The total purchase price for the property shall be paid as follows:

            Assumption of Three Million Dollar ($3,000,000.00) debt of Banco Popular, currently encumbering this property and the release of Interstate General Company L.P. from the debt and the release of the Pomfret property from this debt. The balance of the purchase price, if any, will be paid in cash within thirty (30) days of the receipt of the updated appraisal.

      4. Title. The Property purchased hereunder shall be conveyed by Seller with good and marketable title of record and in fact, in fee simple, free and clear of all liens and encumbrances of any kind, except for the Banco Popular Deed of Trust assumed above and except covenants, conditions, easements and restrictions of record. At Closing, conveyance of the Property to the Purchaser shall be effected by a good and sufficient special warranty deed.

      5. Settlement. The Purchaser agrees to settle on the Property no later than June 30, 1997. Settlement on the land shall take place at the offices of the Purchaser's choosing. TIME IS OF THE ESSENCE.

      6. Failure to Deliver Title. Should Seller be unable to deliver title in accordance with the provisions of this Agreement or any extension of time agreed upon by the parties, it is agreed that Purchaser's liability shall terminate; provided, however, that if the defects of title are of

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such nature that they can readily be remedied by legal action, such action shall be promptly undertaken by Seller, at its expense, and the time of Closing extended for a period not to exceed sixty (60) days for such action.

      7. Use of Property. Purchaser represents and warrants that it is acquiring the Property for the purpose of developing it for residential units. The property is transferred hereunder in "As-Is" condition as of the date of this Agreement. Seller makes no warranty as to the property's use or condition.

      8.    Seller's Representations and Warranties.

            A. Seller represents and warrants that (I) it is the owner of record and in fact, legally and beneficially, of the Property, (ii) it has the right to sell said Property without the agreement of any other person and (iii) it has title that is good and marketable, and not subject to any liens, encumbrances, leases, covenants, conditions, restrictions, rights of way, easements or other matters affecting title which would interfere with Purchaser's intended development of the Property.

      9.    Purchaser's Representations and Warranties.

            A. Purchaser is a corporation duly organized and validly existing under the laws of the State of Maryland and is qualified to do business in the State of Maryland.

            B. Purchaser and its officers have full right and authority to execute this Purchase Agreement.

      10. Adjustments and Costs. Taxes, metropolitan district charges, front footage or other benefit charges or assessments charged on an annual or other periodic basis by any State, County, District, Commission or any agency or subdivision thereof shall be adjusted and prorated to the date of Closing, except that assessments for improvements existing in or on the Property prior to the date of Closing, whether or not levied or even if payable thereafter, shall be paid by the Seller. The cost of all documentary stamps, transfer taxes, or other taxes on the act of transfer or conveyance required to be paid in full in connection with the transfer of the Property shall be shared equally. Costs of recordation and title examination shall be shared equally. Any special Farmland Assessment, rezoning tax, recapture tax or successor tax shall be paid in full by Seller.

      11. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded is assumed by the Seller.

      12.   Nondiscrimination.

            A. Purchaser agrees that neither it nor anyone authorized to act for it will refuse to sell or rent, after the making of a bona fide offer, or refuse to negotiate for the sale or rental of, or otherwise make unavailable or deny a Lot covered by this Agreement to any person because of race, color, religion, sex or national origin. This covenant shall also be included in the final deed of conveyance, shall run with the land and shall remain in effect without any limitations in time.

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            B.   Seller and Purchaser agree that any restrictive covenant
on the Property relating to race, color, religion, sex, or national origin is recognized as being illegal and void and is specifically disclaimed.

      13. Sole Agreement. This Agreement represents the complete understanding between the parties hereto and supersedes all prior negotiations, representations or agreements, either written or oral, as to the matters described herein. This Agreement may be amended only by a written instrument signed by both parties. No requirements, obligations, remedy or provision of this Agreement shall be deemed to have been waived, unless so waived expressly in writing, and any such waiver of any provision shall not be considered a waiver of any right to enforce such provision thereafter.

      14. Time of the Essence. Time shall be considered of the essence of this Agreement.

      15. Serveability. If any provision of this Agreement shall be held violative of any applicable law or unenforceable for any reason, the invalidity or unenforceability of any such provision shall not invalidate or render unenforceable any other provision hereof which shall remain in full force and effect.

      16. Assignment. Purchaser shall not have the right to assign this Agreement without the consent of Seller, which consent shall not be unreasonably withheld.

      17. Successors, Assigns and Survival. The covenants, agreements and conditions herein contained shall inure to the benefits of and bind the successors and acceptable assigns of the parties hereto. All representation, warranties, covenants and agreements set forth herein shall remain operative and shall survive the Closing on the Property and the execution and delivery of the Deed and shall not be merged therein.

      18. Notice. All notices authorized or required herein shall be in writing and shall be sent by registered or certified mail, return receipt requested, to Seller or Purchaser at their respective address as set forth below:

            Seller:    American Family Homes, Inc.
                       222 Smallwood Village Center
                       St. Charles, Maryland 20602
                       Attention:  Edwin L. Kelly



        Purchaser:     Deer Valley Limited Liability Company
                       222 Smallwood Village Center
                       St. Charles, Maryland 20602
                       Attention:   J. Michael Wilson
                                    President

      19. Commissions. No real estate commissions are involved in respect to the sale and purchase of the Property described herein.

      20. Governing Law. This Agreement shall be governed by the laws of the State of Maryland.


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      21.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective seals as of the day and year first above written.

WITNESS:                     AMERICAN FAMILY HOMES, INC.


/s/ Martha Haupt             By:   /s/ Edwin L. Kelly
-----------------                  ----------------------------
                                   Edwin L. Kelly
                                   Director, Vice Chairman



WITNESS:                     DEER VALLEY LIMITED LIABILITY COMPANY


/s/ Martha Haupt
-----------------            By:   /s/ J. Michael Wilson
                                   ----------------------------
                                   J. Michael Wilson
                                   President


































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                                       Exhibit A

                                 Property Description


Parcel 1:

BEGINNING for the same at a white stone fixed on the West side of the public road leading from Billingsley to Bolton, marking the corner of the land of John W. F. Bealle heirs, the land formerly owned by Elizabeth Ann Hamilton, more recently owned by Clarence Atwood Hammond and now owned by John Sollars, the land formerly owned by Allison Bealle and more recently owned by J. B. Mattingly and James L. Hicks; thence running with the lines of the Sollars land South 64 deg. 30 min. East 630 feet to a stone there fixed; thence South 60 deg. East 612 feet to a cedar stake and iron rod; thence North 51 deg. 30 min. East 915 feet to an iron rod there fixed; thence South 48 deg. East 975 feet to an iron road there fixed; thence South 73 deg. East 298 feet to a stone fixed on the Southeast edge of an old road, the corner of James Wilson Young lot, formerly part of the JOhn Hofman land known as "Friend's Hazard"; thence with said land, that is to say the former John Hofman tract South 49 deg. West 2312 feet to a stone there fixed, identified by John W. Marshall as a corner of this land, the said Hofman land and the land of Anthony Winkler; thence with said Winkler land North 86 deg. West 1207 feet to a stone fixed at the foot of a large pine tree on the East side of the public road leading to Billingsley to Bolton, a corner of the land formerly owned by J. B. Mattingly and J. Levi Cox; thence with the line of said land North 3 deg. 45 min. East 2182 feet to the point of beginning, containing ninety-five (95) acres, more or less.

and

Parcel "A", containing 2.037 acres, more or less, on a Plat thereof entitled "Parcel 'A' Osborn" as recorded among the Land Records of Charles County, Maryland, in Plat Book 32, Folio 130.

Being all of the same land which by Deed dated February 10, 1987, and recorded among the Land Records of Charles County, Maryland, in Liber 1194, at Folio 091, was granted unto St. Charles Associates Limited Partnership.

Parcel 2:
Lying and being in the Sixth Election District of Charles County, Maryland.

BEGINNING for the same at an iron pipe found on the northeasterly side of Mill Hill Road, 60 feet wide, thence binding on said Mill Hill Road for the following two courses and distances, (1) North 19 deg. 04'16" West, 126.37 feet; (2) North 35 deg. 36'56" West, 537.71 feet to the southwesterly corner of Lot 1 as shown on the Plat entitled, "Land of Walter C. Ullman, Jr.", and recorded among the Land Records of Charles County, Maryland in Plat Book 35, Folio 74; thence binding on the southerly and easterly outline of said Plat for the following two courses and distances; (3) North 54 deg. 23'04" East, 300.00 feet; (4) North 35 deg. 36'56" West, 451.37 feet to a point on the third or North 77 deg. 17'19" East, 971.16 foot line of Schedule A described in a Deed dated June 27, 1973 from Charles A. Ullman, et al, to Imaginative Builders Inc. and recorded among the Land Records of Charles County, Maryland, in Liber 300, at Folio 160, thence binding on the third through the fifth lines thereof for the following three courses and distances; (5) North 65 deg. 26'36" East, 664.73 feet to a pipe found; (6) North 34 deg. 08'06" West, 427.89 feet to a pipe found;

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(7) North 67 deg. 14'17" East, 731.68 feet to a pipe found, binding on the southeasterly outline of the land of Aaron Roemer described in a Deed dated July 25, 1963 from Sylvia Ward, Trustee, et al, to Aaron Roemer and recorded among the aforementioned Land Records in Liber No. 1165, at Folio 453; thence continuing on said Roemer land, (8) North 66 deg. 33'22" East, 2143.36 feet to a pipe found at the end of the first or south 72 deg. 08'48" West, 989.75 foot line of a Deed dated November 16, 1981 from George
M. Berry, Jr., et al, to Lester R. Miller, et al, and recorded among the aforesaid Land Records on Liber 830, at Folio 79; thence binding reversely on said line, (9) North 64 deg. 01'48" East, 990.23 feet to a pipe found at the end of the sixth or North 11 deg. 54'16" West, 650.03 foot line of a Deed dated December 18, 1969 from Delia E. Berry, et al, to the Southern Maryland Hardwood Lumber Co., Inc. and recorded among the aforementioned Land Records in Liber 213, at Folio 399; thence binding reversely on the sixth through the third lines of said Deed for the following four courses and distances, (10) South 20 deg. 01'27" East, 650.16 feet; (11) South 19 deg. 11'51" East, 191.31 feet; (12) South 14 deg. 10'21" East, 269.95 feet;
(13) South 17 deg. 21'56" East, 1227.12 feet to a pipe found at the beginning of the second or South 78 deg. 33'West, 756.29 foot line of Parcel No. 2 described in a Deed dated March 10, 1969 from Lula Bell Reece, to John Scott Reece, Jr. and recorded among the aforementioned Land Records in Liber No. 203, at Folio 277; thence binding on said line, (14) South 71 deg 33'05" West, 759.87 feet to a concrete monument found on the northeast side of an old roadway; thence binding on said roadway for the following nine courses and distances, (15) South 38 deg. 58'28" East, 94.974 feet;
(16) South 47 deg. 06'26" East, 135.75 feet; (17) South 57 deg. 23'09"
East, 367.29 feet; (18) South 45 deg. 28'41" East, 127.56 feet; (19) South
31 deg. 22'28" East, 163.59 feet; (20) South 48 deg. 45'46" East, 129.21 feet; (21) South 61 deg. 42'17" East, 116.37 feet; (22) South 45 deg.
41'44" East, 140.44 feet; (23) South 30 deg. 58'39" East, 95.03 feet;
thence crossing said old road land binding on the outline of the land of Hester Henderson for the following two courses and distances, (24) South 35 deg. 09'24" West, 437.84 feet; (25) South 15 deg. 48' 34" West, 195.97 feet to a point on the twelfth or South 78 deg. 58'27" East, 169.27 foot line of a Deed dated March 29, 1978 from Alberta Blair to Billy E. Stark, et ux and recorded among the aforementioned Land Records in Liber No. 565, at Folio 231, thence binding reversely on the twelfth through the seventh lines thereof for the following six courses and distances; (26) North 85 deg. 56'13" West, 154.07 feet to a pipe found; (27) North 82 deg. 33'57" West,
294.13 feet to a pipe found; (28) North 72 deg. 33'56" West, 174.91 feet to a pipe found; (29) South 74 deg. 07'09" West, 104.64 feet to a pipe found;
(30) North 85 deg. 48'37" West, 259.88 feet; (31) South 51 deg. 50'36"
West, 490.06 feet to a pipe found; thence binding further on the land of Charles Ullman, (32) North 74 deg. 18'49" West, 626.22 feet to a pipe found at the end of the tenth or South 26 deg. 39'24" West, 271.97 foot line of the aforementioned Deed of Imaginative Builders, Inc.; thence binding reversely on the second or South 66 deg. 26'30" East, 2604.16 foot line of a Deed dated April 20, 1967 from Collins-Frizgerald, Inc. to A.M.S. Trading Company, Inc. and recorded among the aforementioned Land Records in Liber No. 188, at Folio 74, (33) North 73 deg. 05'19" West, 1264.58 feet to an axle found at the beginning of the North 67 deg. 15' West, 1090.00 foot line of the Plat of the Land of "Leroy S. Tice, J.", recorded among the Land Records of Charles County in Plat Book No. 35, at Folio 129; thence binding on said Plat, (34) North 73 deg. 51'09" West, 1080.21 feet to the point of BEGINNING.




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Saving and excepting therefrom three (3.00) acres of land described in a
Deed dated April 2, 1984 from Charles A. Ullman, et al, to William C. Simpson, Sr., et ux and recorded among the aforementioned Land Records in Liber No. 1021, at Folio 186, being subject to a 50 foot wide access right of way being more fully shown and described on a Plat entitled, "Land of Charles A. Ullman, et al." and recorded among the Land Records of Charles County, Maryland, in Plat Book 33, at Folio 30.

Containing a net acreage of 281.56 acres of land, more or less.

And further saving and excepting therefrom Parcel Lettered A, containing
46.13652 acres, more or less, as shown on the Plat of Subdivision entitled "Parcel 'A' St. Charles Associates Limited Partnership", recorded among the Land Records of Charles County, Maryland, in Plat Book 43, at Folio 182.

Being a part of the land obtained by St. Charles Associates Limited Partnership by a Deed dated September 24, 1987, and recorded among the Land Records of Charles County, Maryland, in Libert 1246, at Folio 505.

Parcel 3:
That piece or pacel of land situated on the Northwest side of "Middletown Road" leading from Middletown to Maryland Rout 228, containing 16.563 acres, more or less, as more particularly described by courses and distances in a deed from Alberta Blair, recorded among the Land Records of Charles County, Maryland in Liber 565, Folio 231, reference to which is hereby made for the purpose of incorporating herein the description therein contained, to the same extent as if herein repeated.

and

That piece or parcel of land situated on the Northwest side of "Middleton Road" leading from Middletown to Maryland Route 228, containing 1.00 acre, mor or less, as more particularly described by courses and distances in a deed from Charles R. Blair and Shirley F. Blair, recorded among the Land Records of Charles County, Maryland, in Liber 565, Folio 233, reference to which is hereby made for the purpose of incorporating herein the description therein contained, to the same extent as if herein repeated.

Being all of the land obtained by St. Charles Associates Limited
Partnership, by a Deed dated August 26, 1987, and recorded among the Land Records of Charles County, Maryland, in Liber 1239, at Folio 475.

Parcel 4:
All those three contiguous lots, tracts, pieces, parcels or subdivisions of lands and premises, situate, lying and being near what was formerly Berry Post Office, in the Sixth Election District of Charles County, Maryland, and according to a survey made by Herbert R. Crowder, dated July 25, 1967, is more particularly described as follows:

BEGINNING at an iron pipe found at the northeast corner of the land conveyed to Bennie Huston and Susie May Huston in Liber 164, Folio 370, said iron pipe being on the westerly side of Middletown Road (30 feet wide), thence running with said land of Huston.

North 80 deg. 47'00" West 720.23 feet to an iron pipe found, a corner of Huston and the residue of the land now or formerly Isaac Cramer; thence running with said land nor or formerly Cramer.


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North 80 deg. 56'30" West 779.52 feet to a Stone found, a corner of the land conveyed to Walter R. DePorter and Amy E. DePorter in Liber 155, Folio 243; thence running with said land.

North 50 deg. 50'12" East 1370.12 feet to an iron rod found, a corner common to the said land of DePorter and running with said land of Webb.

South 75 deg. 25'04" East 566.15 feet to an iron pipe found on the westerly side of Middletown Road; thence with said road

South 09 deg. 26'05" West 605.81 feet; thence

South 04 deg. 45'08" West 364.46 feet to the beginning, containing 23.6397 acres, being the property conveyed to Elza C. Huffaker and Marjorie D. Huffaker in Liber 126, Folio 230, and lying in the Sixth Election District of Charles County, Maryland.

Being all of the land obtained by St. Charles Associates Limited
Partnership by a Deed dated September 15, 1987, and recorded among the Land Records of Charles County, Maryland, in Libert 1243, at Folio 513.

Said Parcels 1 through 4, lying and being in the Sixth Election District of Charles County, Maryland.